    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2002
                                                    REGISTRATION NO. 333-31894

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ECHOSTAR COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

              Nevada                                         88-0336997
   (State or other jurisdiction                            (IRS Employer
 of incorporation or organization)                      Identification No.)

                            5701 South Santa Fe Drive
                            Littleton, Colorado 80120
                                 (303) 723-1000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)

                                   ----------

                            David K. Moskowitz, Esq.
              Senior Vice President, General Counsel and Secretary
                       EchoStar Communications Corporation
                            5701 South Santa Fe Drive
                            Littleton, Colorado 80120
                                 (303) 723-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                            Raymond L. Friedlob, Esq.
                              John W. Kellogg, Esq.
                                RaLea Sluga, Esq.
                  Friedlob Sanderson Paulson & Tourtillott, LLC
                     1775 Sherman Street, Twenty-First Floor
                             Denver, Colorado 80203
                                 (303) 571-1400

                                   ----------

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those 47/8% convertible subordinated notes due 2007 and any shares of class A common stock into which such notes are convertible that remain unsold hereunder as of the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please the following box. [ ]

                          DEREGISTRATION OF SECURITIES

         On March 7, 2000, EchoStar Communications Corporation, a Nevada corporation ("ECC") filed a registration statement on Form S-3 (Commission file No. 333-31894)(the "Registration Statement") for purposes of registering $1,000,000,000 aggregate principal amount of ECC's 4 7/8% convertible subordinated notes due 2007 (the "Notes") and 11,003,521 shares of ECC's class A common stock into which the Notes were convertible (the "Conversion Shares"). On July 3, 2000, ECC filed an amendment to the Registration Statement revising the number of Conversion Shares registered to be 22,0007,042 shares of class A common stock. On July 5, 2000, the Securities and Exchange Commission declared the Registration Statement effective. Since that time and from time to time, ECC has filed prospectus supplements under the Registration Statement for the benefit of holders of the Notes not previously included as a "Selling Securityholder" under the Registration Statement.

         Pursuant to the terms of the Registration Rights Agreement that required ECC to file the Registration Statement, ECC is no longer required to keep the Registration Statement effective. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the Notes and Conversion Shares that remain unsold under the Registration Statement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado on February 1, 2002.

                                           ECHOSTAR COMMUNICATIONS CORPORATION


                                           By:  /s/ Michael R. McDonnell
                                              ---------------------------------
                                                Michael R. McDonnell
                                                Senior Vice President and
                                                Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                                     Title                                      Date
---------                                     -----                                      ----
/s/ Charles W. Ergen*                         Chairman and Chief Executive Officer       February 1, 2002
----------------------------                  (Principal Executive Officer)
Charles W.  Ergen

/s/ Michael R. McDonnell                      Chief Financial Officer                    February 1, 2002
----------------------------                  (Principal Financial Officer)
Michael R. McDonnell

/s/ Cantey M. Ergen                            Director                                  February 1, 2002
----------------------------
Cantey M. Ergen

/s/ David K. Moskowitz                        Director                                   February 1, 2002
----------------------------
David K.  Moskowitz

/s/ Raymond L. Friedlob*                       Director                                  February 1, 2002
----------------------------
Raymond L.  Friedlob

/s/ O. Nolan Daines*                           Director                                  February 1, 2002
----------------------------
O.  Nolan Daines

/s/ James DeFranco*                            Director                                  February 1, 2002
----------------------------
James DeFranco

/s/ Peter A. Dea                               Director                                  February 1, 2002
----------------------------
Peter A. Dea

/s/ Jean-Marie Messier                         Director                                  February 1, 2002
----------------------------
Jean-Marie Messier

*/s/ David K. Moskowitz                                                                  February 1, 2002
----------------------------
  David K. Moskowitz
  Attorney-in-Fact